EXHIBIT 10.1

MASTER EQUIPMENT LEASE

Lease Date: November 5, 2007

Lessee: Premier Oncology Management of Nassau, LLC, a limited liability company organized and registered under the laws of the State of New York. Organizational Identification Number (if any): N/A (Note: this number is not the same as the Taxpayer Identification Number.) Chief executive office/residence: 1 Lethbridge Plaza, Route 17 North, Suite 20, Mahwah, New Jersey 07430.

Lessor: M&T Credit Services, LLC, a New York limited liability company having its chief executive office at One M&T Plaza, Buffalo, New York 14203, Attn: Counsel’s Office.

1. Lease. Subject to the terms hereof, Lessor shall lease to Lessee, and Lessee shall lease from Lessor, the units of personal property described on each Equipment Schedule together with all substitutions, replacements, repairs, upgrades, additions, accessories, products and proceeds (collectively, the “Equipment” and separately, a “Unit”) described on each Equipment Schedule (each an “Equipment Schedule” or “Schedule”) now or hereafter attached hereto, each of which shall incorporate all the terms and conditions of this Master Equipment Lease. Where rights to receive license fees for Software (as described below) and charges for Services (as described below) supplied or to be supplied to Lessee are included in the amount financed by Lessor under the Lease, references to leasing, purchasing, ownership and administration of Equipment under the Lease shall be broadly interpreted to include such Financed Fees (as defined below). “Software” means the software and all related documentation, corrections, updates and revisions used in connection with Equipment financed under a Schedule. “Services” means all training, installation, transportation, handling, maintenance, custom programming, integration, technical consulting and support services relating to Equipment and specified on a Schedule. “Financed Fees” means the Software license, usage or other fees and the charges for Services, if any, specified on a Schedule. Each Schedule shall constitute a separate lease and the term “Lease” as used below shall refer to an individual Schedule which incorporates this Master Equipment Lease, together with the Certificate of Acceptance for that Schedule. In case of inconsistency, the terms of the Schedule shall control.

2. Term. The Term of this Lease shall consist of (i) the Interim Term, if any, and (ii) the Base Term. The Interim Term, if any, shall commence on the date of the Lessee’s execution of the Certificate of Acceptance (provided such date is other than the first of the month) (“Acceptance Date”) and shall extend to the last day of that month (the “Interim Term”). The Base Term shall commence on the first day of the month following the Interim Term, if any, and shall continue for the number of periods specified on the Schedule (the “Base Term”). If the Acceptance Date is the first day of the month there shall be no Interim Term. Lessor is authorized to enter the commencement date and other ministerial information on the Schedule upon receipt of the Certificate of Acceptance. The terms and conditions of this Lease shall continue in effect during any renewal term.

3. Rent; Late Charge. Lessee agrees to pay directly to Lessor at the above address or to Lessor’s assignee the rental payments plus any interim rent as specified on the Equipment Schedule together with all other amounts which may become due under this Lease (the “Rent”). All Rent shall be paid without notice, setoff or demand. If any Rent is not received within five (5) days of the due date, Lessor may charge and Lessee shall be obligated to pay a late charge in the amount specified on the Schedule, or, if none is so specified, five percent (5%) of the delinquent amount.

4. Net Lease; Lessee’s Obligations Absolute. This Lease is a net lease. Lessee’s obligation to pay Rent shall be absolute and unconditional and shall not be subject to any abatement, deferral, reduction, defense, counterclaim, setoff or recoupment for any reason, including without limitation any claim against the manufacturer or loss of possession or use of the Equipment.

5. Disclaimer of Warranties; Lessee’s Obligations. LESSEE ACKNOWLEDGES THAT FOR THE PURPOSES OF UCC ARTICLE 2A THIS IS A STATUTORY FINANCE LEASE AND LESSOR IS NOT AN AGENT OF THE MANUFACTURER OR VENDOR OF THE EQUIPMENT NOR A LICENSOR. LESSEE SELECTED THE EQUIPMENT AND VENDOR OR LICENSOR. LESSEE IS SATISFIED THAT THE EQUIPMENT IS SUITABLE AND FIT FOR LESSEE’S PURPOSES. LESSOR MAKES NO WARRANTY EITHER EXPRESS OR IMPLIED, AS TO, WITHOUT LIMITATION, QUALITY, CONDITION, MERCHANTABILITY, DESIGN, CAPACITY, WORKMANSHIP OR PERFORMANCE OF THE EQUIPMENT, OR ITS FITNESS FOR ANY PARTICULAR PURPOSE. No defect or unsuitability of the Equipment or delay in delivery shall relieve Lessee of the obligation to pay Rent or any other obligation under this Lease. Lessor hereby assigns to Lessee any interest it may have in manufacturers’ warranties which Lessee may enforce in Lessee’s name and at Lessee’s sole expense. Lessee knows it may have rights under any vendor purchase documents and can contact the vendor if any for a description of such rights.

6. Assignment. LESSEE MAY NOT ASSIGN, SUBLEASE, TRANSFER OR DISPOSE OF ANY OF ITS RIGHTS UNDER THIS LEASE without Lessor’s prior written consent. LESSEE SHALL REMAIN PRIMARILY LIABLE ON THE LEASE. Lessor may assign this Lease without Lessee’s consent and Lessee admits that such assignment constitutes no material increase in Lessee’s duties or risk and Lessee would not object even if it did. Lessor will provide Lessee with notice of any such assignment. Lessee’s obligations under the Lease shall constitute a direct, independent and unconditional obligation of Lessee to any assignee of Lessor. Lessee agrees that any assignee shall have the right to exercise all rights, privileges and remedies (either in its own name or in the name of Lessor) which by the terms of this Lease are permitted to be exercised by Lessor.

7. Title; No Other Liens; Security Interest. Lessor has and will retain good and marketable title to and a residual interest in the Equipment and not merely a security interest in it. Lessor and Lessee do not intend this Lease as a disguised installment sale or disguised security agreement. Title to any replacement parts or integral additions to the Equipment shall automatically vest in Lessor. In the event that this transaction shall be determined to be something other than a “True Lease”, Lessee hereby grants to Lessor and any assignee of Lessor a continuing security interest in all of Lessee’s right, title and interest in and to the Equipment, together with any and all proceeds of the Equipment or other tangible and intangible property of Lessee resulting from the sale (authorized or unauthorized) or other disposition of the Equipment. Lessee further agrees and covenants not to create or permit any lien or other encumbrance upon the Equipment or this Lease other than assignee’s interest, and agrees that if Lessee breaches this covenant assignee may cancel this Lease. Lessor’s ownership interest in and title to the Equipment shall not be impaired though Lessee’s name may appear on the title certificate.

8. Risk of Loss. Lessee assumes the entire risk of loss to the Equipment. Lessee shall advise Lessor in writing promptly of the circumstances and extent of any damage. If the Equipment is irreparably damaged, lost, stolen or taken by eminent domain or otherwise, Lessee shall, at Lessor’s option, (a) replace it with like equipment approved by Lessor and transfer title to such replacement item to Lessor, or (b) pay to Lessor all Rent due and to become due, less the net amount of any recovery actually received by Lessor from insurance or otherwise. When, in Lessor’s sole discretion, the Equipment can be repaired, Lessee shall at its expense promptly effect such repairs as Lessor deems necessary for compliance with this Lease. Any insurance proceeds received by Lessor for repair of the Equipment shall, at Lessor’s option, be paid either directly to the party completing the repairs, or to reimburse Lessee for the cost of such repairs; provided, however, that Lessor shall have no obligation to make any payment until receipt of evidence satisfactory to Lessor that such repairs have been completed; and further provided that Lessor may apply such proceeds to the payment of Rent if there shall have occurred and be continuing an Event of Default or any event which with lapse of time or notice, or both, would become an Event of Default. Lessee shall, upon Lessor’s request, undertake, by litigation or otherwise, in Lessee’s name, the collection of any claim against any person for such loss or taking, but Lessor shall not be obligated to undertake the collection of any such claim.

9. Representations and Warranties of Lessee.

9.1 Authority. If Lessee is a business entity, it is duly organized, validly existing and in good standing under the laws of the above-named state of organization. Lessee has the full power and authority to execute, deliver and perform its obligations in accordance with this Lease. The execution and delivery of this Lease will not (i) violate any applicable law of any governmental authority or any judgment or order of any court, other governmental authority or arbitrator; (ii) violate any agreement governing Lessee or to which Lessee is a party. Lessee’s certificate of incorporation, by-laws or other organizational documents do not prohibit any term or condition of this Lease. Each authorization, approval or consent from, each registration and filing with, each declaration and notice to, and each other act by or relating to, any party required as a condition of Lessee’s execution, delivery or performance of this Lease (including any shareholder or board of directors or similar approvals) has been duly obtained and is in full force and effect. Lessee has the power and authority to transact the business in which it is engaged and is duly licensed or qualified and in good standing in each jurisdiction in which the conduct of its business or ownership of property requires such licensing or such qualifications.

10. Maintenance and Repairs; Business Purpose Only. Lessee at its sole expense shall cause the Equipment to be maintained and kept in good repair according to the manufacturer’s specifications. Lessee shall use the Equipment only in the manner and for the BUSINESS PURPOSES for which it was designed and intended.

11. Insurance. Lessee shall maintain at its own expense and at all times property damage, fire, theft and comprehensive insurance for the full replacement value of the Equipment with loss payable provisions in favor of Lessor as loss payee as its interests may appear and maintain public liability insurance in the amounts required by Lessor for the relevant Schedule, naming Lessor as additional insured, all under policies in form, substance and amount and written by companies approved by Lessor. All policies will require thirty (30) days’ prior written notice to Lessor of any amendment or cancellation. If Lessee fails to obtain the insurance as provided herein, Lessor may, but is not obligated, to obtain such insurance as Lessor may deem appropriate including, if it so chooses, “single interest insurance” which will cover only Lessor’s interest in the Equipment. Lessee shall pay Lessor for the cost of such insurance. Lessor shall have the option to apply any insurance proceeds toward Rent or apply the insurance proceeds received by it towards repair or replacement of the item of Equipment in respect of which such proceeds were received. Upon the request of Lessor, Lessee shall from time to time deliver to Lessor copies of such insurance policies, or other evidence of such policies satisfactory to Lessor and such other related information Lessor may reasonably request.

12. Compliance; Inspection. Lessee shall comply with all governmental laws, regulations, requirements and rules, including without limitation environmental and licensing laws and all manufacturer’s operating instructions and warranty requirements for the Equipment, and with the conditions and requirements of all policies of insurance with respect to the Equipment and this Lease. At any time during business hours, Lessor may enter the premises where the Equipment is located, to inspect the Equipment.

13. Taxes and Costs. Lessee shall pay all applicable sales, use and other taxes whether or not stated on the Schedule (including without limitation any amounts due pursuant to increases in rates effective during the Term), license and registration fees, assessments and other government charges, however designated, based upon the Equipment or the Rent or upon the operation, maintenance, repair, return or other disposition of the Equipment, or for titling or registering the Equipment, including taxes measured by the net income of Lessor to the extent that such taxes are assessed in lieu of other governmental charges. If Lessee represents that Lessee is exempt from payment of income taxes and sales taxes, Lessee will provide Lessor with evidence of such exemptions. Lessee shall pay all shipping and delivery charges and other expenses incurred in connection with the Equipment and pay all lawful claims which might become a lien on the Equipment. Lessee will also pay all reasonable costs and expenses (including all reasonable fees and disbursements of all counsel retained for advice, suit, appeal or other proceedings or purpose and of any experts or agents it may retain), which Lessor may incur in connection with (i) the administration of this Lease, including any administrative fees Lessor may impose for the preparation of discharges, releases or assignments to third-parties; (ii) the enforcement and collection of any Rent or any guaranty thereof; (iii) the exercise, performance ,enforcement or protection of any of the rights of Lessor hereunder; or (iv) the failure of Lessee to perform or observe any provisions hereof. After such demand for payment of any cost, expense or fee under this Section or elsewhere under this Lease, Lessee shall pay interest at the highest legal rate from the date payment is demanded by Lessor to the date reimbursed by Lessee. All such costs, expenses or fees under this Lease shall be added to the Rent, and shall be due and payable on demand.

14. Application of Payments. Payment shall be applied first to Lessor’s costs and Expenses including without limitation attorney’s fees, collection costs and expenses incurred in performing Lessee’s obligations under this Lease to the extent provided for in this Lease, next to charges and fees such as late charges, and last to Rent.

15. General Indemnity. Lessee shall indemnify Lessor and its Affiliates and each officer, employee, accountant, attorney and other agent thereof (each such person being an “Indemnified Party”) on demand, without any limitation as to amount, against each liability, cost and expense (including all reasonable fees and disbursements of all counsel retained for advice, suit, appeal or other proceedings or purpose, and of any expert or agents an Indemnified Party may retain) heretofore or hereafter imposed on, incurred by or asserted against any Indemnified Party (including any claim involving any allegation of any violation of applicable law of any governmental authority (including any environmental law or criminal law)), however asserted and whether now existing or hereafter arising, arising out of or in connection with the manufacture, purchase, ownership, delivery, installation, possession, use, storage, operation, failure, maintenance, repair, return, repossession or other disposition of the Equipment or with this Lease including without limitation claims for injury to or death of persons and for damage to property (collectively “Claims”); provided, however, the foregoing indemnity shall not apply to liability, cost or expense solely attributable to an Indemnified Party’s gross negligence or willful misconduct. Lessee shall give Lessor and any assignee prompt notice of any Claim. This indemnity agreement shall survive the termination of this Lease

16. Tax Indemnity. Lessee represents, warrants and covenants that the entire Equipment cost to Lessor qualifies as cost of “property” for purposes of Internal Revenue Code §168, as amended; no person other than Lessor has claimed or will claim any tax deduction or credit related to the Equipment; Lessee will take all actions reasonably requested at any time to protect Lessor’s tax ownership of the Equipment; the Equipment is not “limited use property” for purposes of Revenue Procedures 75-28 (1975-1 C.B. 752) and 76-30 (1976 C.B. 847); and the Equipment will be placed in service within the meaning of I.R.C. §168 by no later than the Acceptance Date. Lessee agrees not to do anything to impair or lessen the value of Lessor’s anticipated tax benefits related to the Equipment and expressly agrees that Claims under the indemnity provided in the preceding paragraph shall include any disallowance, elimination, recapture, reduction or disqualification, in whole or in part, of any tax benefits of Lessor incurred as a result of any act or omission or misrepresentation of Lessee (a “Loss”). If Lessor suffers a Loss, Lessee shall pay to Lessor as additional Rent on the next succeeding rental payment date after Lessor delivers to Lessee written notice of a Loss, or if there is no such date, within thirty (30) days after such notice, the amount which, after deduction of all taxes, interest, additions to tax and penalties that have been or will be required to be paid by Lessor at the highest marginal corporate income or franchise tax rates under all applicable federal, state and local laws, regulations and ordinances, will preserve the Net Economic Return that would have been realized by Lessor had such Loss not occurred. In the case of a Loss resulting from Lessor’s inability to offset, for federal or local income or State franchise tax purposes, income taxable at a rate equal to Lessor’s highest marginal corporate tax rate, basic Rent for the related Schedule shall be adjusted to preserve the Net Economic Return. “Net Economic Return” means the maintenance, at a minimum, of Lessor’s (i) after-tax yield (ii) after-tax aggregate cash flows, and (iii) return on assets as computed by Lessor as of the date of the execution of the Schedule. All of Lessor’s rights and privileges arising from the indemnity in this paragraph shall survive the expiration or other termination of this Lease. For purposes of this indemnity the term “Lessor” shall include any affiliated group (within the meaning of I.R.C. '1504) of which Lessor is a member for any year in which a consolidated income tax return is filed for such affiliated group.

17. Location. Lessee shall not remove the Equipment from its business location specified on the respective Schedule without Lessor’s prior written consent. Upon the expiration or termination of this Lease, unless Lessee purchases the Equipment pursuant to the Rider attached to the Schedule, Lessee shall, at its sole expense, store and continue to insure the Equipment for up to one hundred eighty (180) days and shall deliver the Equipment to Lessor in good condition, ordinary wear and tear excepted, at a location within the United States designated by the Lessor.

18. Financial Statements. Lessee shall maintain a system of accounts established and administered in accordance with generally accepted accounting principles and practices for its industry consistently applied, and, promptly deliver to the Lessor (i) within sixty (60) days after the end of each of its first three fiscal quarters, an unaudited consolidating and consolidated financial statement of the Lessee and each of the Lessee’s subsidiaries, if any, as of the end of such quarter, which financial statement shall consist of income and cash flows for the quarter, for the corresponding quarter in the previous fiscal year and for the period from the end of the previous fiscal year, with a consolidating and consolidated balance sheet as of the quarter end all in such detail as the Lessor may request; (ii) within ninety (90) days after the end of each fiscal year, consolidating and consolidated statements of the Lessee’s and each of the Lessee’s subsidiaries’, if any, income and cash flows and its consolidating and consolidated balance sheet as of the end of such fiscal year, setting forth comparative figures for the preceding fiscal year and to be (check applicable box, if no box is checked the financial statements shall be audited):

☒ audited     ☐ reviewed     ☐ compiled

by an independent certified public accountant acceptable to the Lessor; all such statements shall be certified by the Lessee’s Managing Member to be correct and in accordance with the Lessee’s and each of the Lessee’s subsidiaries’, if any, records and to present fairly the results of the Lessee’s and each of the Lessee’s subsidiaries’, if any, operations and cash flows and its financial position at year end; and (iii) with each statement of income, a certificate executed by the Lessee’s Managing Member or other such person responsible for the financial management of the Lessee (A) setting forth the computations required to establish the Lessee’s compliance with each financial covenant, if any, during the statement period, (B) stating that the signers of the certificate have reviewed this Lease and the operations and condition (financial or other) of the Lessee and each of Lessee’s subsidiaries, if any, during the relevant period and (C) stating that no Event of Default occurred during the period, or if an Event of Default did occur, describing its nature, the date(s) of its occurrence or period of existence and what action the Lessee has taken with respect thereto. The Lessee shall also promptly provide the Lessor with copies of all annual reports, proxy statements and similar information distributed to shareholders, partners or members, and copies of all filings with the Securities and Exchange Commission and the Pension Benefit Guaranty Corporation, and shall provide, in form satisfactory to the Lessor, such additional information, reports or other information as the Lessor may from time to time reasonably request regarding the financial and business affairs of the Lessee or any of the Lessee’s subsidiaries, if any. If the Lessee is an individual, the Lessee shall provide annually a personal financial statement in form and detail acceptable to the Lessor and such other financial information as the Lessor may from time to time reasonably request.

19. No Liens. Lessee shall not create or suffer to exist any lien or other encumbrance of any kind upon the Equipment or this Lease and agrees that if Lessee breaches this covenant Lessor may, at its option, but without any obligation to do so: (i) cancel this Lease; or (ii) perform or comply, or otherwise cause performance or compliance, with such terms including the payment or discharge of all taxes, fees, security interest or other liens, encumbrances or claims, at any time levied or placed on the Equipment or this Lease. Nothing in this Paragraph shall be construed to limit, abridge, supercede, or otherwise invalidate the right of Lessor to make expenditures or to take action or perform an obligation of Lessee as set forth in Paragraph 23 of this Lease.

20. Quiet Enjoyment; Equipment is Personalty. Lessor covenants that so long as no Event of Default shall have occurred, Lessee shall be entitled to quiet possession and use of the Equipment in accordance with this Lease. Lessor and Lessee agree that the Equipment shall remain personal property. Lessee will obtain and deliver upon Lessor’s request any landlord and mortgagee waivers in recordable form, satisfactory to Lessor, from all persons claiming any interest in the real property on or in which the Equipment is located.

21. Events of Default. Any of the following events or conditions shall constitute an “Event of Default”: (i) if not cured within ten (10) days after notice from Lessor, failure by the Lessee to pay when due (whether at the stated maturity, by acceleration, upon demand or otherwise) the Rent, or any part thereof, or there occurs any event or condition which after notice, lapse of time or after both notice and lapse of time will permit acceleration of Rent; (ii) if not cured within ten (10) days after notice from Lessor, default by the Lessee in the performance of any obligation, covenant, term or condition of this Lease, or any other agreement with the Lessor or any of its affiliates or subsidiaries (collectively, “Affiliates”); (iii) if not cured within ten (10) days after notice from Lessor, failure by the Lessee to pay when due (whether at the stated maturity, by acceleration, upon demand or otherwise) any indebtedness or obligation in excess of Twenty-five thousand dollars ($25,000) owing to any third party or any Affiliate, the occurrence of any event which could result in acceleration of payment of any such indebtedness or obligation or the failure to perform any material agreement with any third party or any Affiliate; (iv) the Lessee is dissolved, becomes insolvent, generally fails to pay or admits in writing its inability generally to pay its debts as they become due; (v) the Lessee makes a general assignment, arrangement or composition agreement with or for the benefit of its creditors or makes, or sends notice of any intended, bulk sale; the sale, assignment, transfer or delivery of all or substantially all of the assets of the Lessee to a third party; or the cessation by the Lessee as a going business concern; (vi) the Lessee files a petition in bankruptcy or institutes any action under federal or state law for the relief of debtors or seeks or consents to the appointment of an administrator, receiver, custodian or similar official for the wind up of its business (or has such a petition or action filed against it and such petition action or appointment is not dismissed or stayed within forty-five (45) days); (vii) the reorganization, merger, consolidation or dissolution of the Lessee (or the making of any agreement therefor); (viii) the death or judicial declaration of incompetency of the Lessee, if an individual; (ix) the entry of any judgment or order, in excess of Twenty-five thousand dollars ($25,000), of any court, other governmental authority or arbitrator against the Lessee which is not satisfied within ten (10) days after the entry thereof; (x) falsity, omission or inaccuracy of material facts submitted to the Lessor or any Affiliate (whether in a financial statement or otherwise); (xi) a material adverse change in the Lessee, its business, assets, operations, affairs or condition (financial or otherwise) from the status shown on any financial statement or other document submitted to the Lessor or any Affiliate, and which change the Lessor reasonably determines will have a material adverse affect on (a) the Lessee, its business, assets, operations or condition (financial or otherwise), or (b) the ability of the Lessee to pay the Rent; (xii) any pension plan of the Lessee fails to comply with applicable law or has vested unfunded liabilities that, in the opinion of the Lessor, might have a material adverse effect on the Lessee’s ability to repay its debts; (xiii) any indication or evidence received by the Lessor that the Lessee may have directly or indirectly been engaged in any type of activity which, in the Lessor’s discretion, might result in the forfeiture or any property of the Lessee to any governmental authority; (xiv) any direct or indirect change in the beneficial ownership of Lessee or any Guarantor, except The Sagemark Companies Ltd, whether by operation of law or otherwise, after which the percentage of any issued and outstanding shares of any class of stock of such Lessee or Guarantor, beneficially owned by any person or group of persons having beneficial ownership of any such shares, has changed by at least ten percent (10%) more or less than it was on the date of the Lease; (xv) the occurrence of any event described in Section 21 (i) through and including 21(xiv) with respect to any subsidiary or to any endorser, guarantor (“Guarantor”) or any other party liable for, or whose assets or any interest therein secures, payment of any of the Rent; or (xvi) the Lessor in good faith deems itself insecure with respect to payment of the Rent.

22. Remedies. Immediately upon the occurrence of any Event of Default, Lessor (or assignee) may, without notice or demand, take any or all of the following steps: (a) immediately terminate the Lease and require Lessee, at its expense, promptly to return all or any portion of the Equipment to the possession of Lessor at such place as Lessor may designate; (b) without process of law, enter upon the premises where the Equipment is located and take immediate possession of the Equipment, free from all claims for loss or damage caused by repossession; (c) declare immediately due and payable an amount equal to the present value of (1) all unpaid Rent due and to become due during the entire Term, plus (2) the purchase price payable under Lessee’s purchase option, if constructively exercised, using a factor selected by Lessor in its sole discretion to determine present value; (d) sell, re-lease or otherwise dispose of the Equipment as is or with any commercially reasonable preparation, at public or private sale, in one or more parcels, upon any terms, at such place(s) and time(s) and to such persons or firms as Lessor deems best, without demand or notice, although Lessee agrees ten (10) business days’ written notice if given shall be deemed reasonable notice; or (e) exercise any other right or remedy in equity or under applicable law, including without limitation remedies of a secured party under the Uniform Commercial Code. Lessee shall be liable for all costs and expenses incurred by Lessor for sale or re-lease, including reasonable brokers’ commissions and attorneys’ fees and disbursements, whether for internal or outside counsel. To the extent permitted by applicable law, Lessee hereby waives any valuation, inquisition, stay, appraisal or redemption laws which, but for this provision, might be applicable to any sale or re-lease of the Equipment.

23. Lessor’s Right to Cure. If Lessee fails to perform or comply with any of the terms hereof following any applicable cure period, Lessor, at its option, but without any obligation to do so, may perform or comply, or otherwise cause performance or compliance, with such terms including the payment or discharge of all taxes, fees, security interest or other liens, encumbrances or claims, at any time levied or placed on the Equipment. An election to make expenditures or to take action or perform an obligation of Lessee under the Lease, after Lessee’s failure to perform, shall not affect Lessor’s right to declare an Event of Default and to exercise its remedies. Nor shall the provisions of this Section relieve Lessee of any of its obligations hereunder with respect to the Equipment or impose any obligation on Lessor to proceed in any particular manner with respect to the Equipment.

24. Purchase Option and Automatic Renewal. Lessee shall have only such option to purchase the Equipment upon expiration of the Lease as specified in a separate Purchase and Renewal Option Rider (“Rider”) to the Schedule. Any option shall be suspended during the existence of any Event of Default. In addition, in the event Lessee does not intend to exercise the Purchase or Renewal Option as provided for in the Purchase and Renewal Rider attached hereto and made a part hereof, Lessee must notify Lessor of its intent to return the Equipment at least one hundred twenty (120) days but not more than two hundred seventy (270) days prior to the Base Term expiration date. If Lessee intends to return the Equipment, it must do so to a location of Lessor’s choosing under the terms and conditions set forth in this Lease. Until and unless Lessee provides Lessor with the notice required hereunder, this Lease shall automatically renew for additional twelve (12) month terms, during which time all of the terms and conditions of the Lease and Schedule will remain in full force and effect.

25. Further Assurances. Lessee will execute all documents and take all further actions requested by Lessor to protect Lessor’s interests under this Lease, including without limitation Uniform Commercial Code financing statements. Lessor is authorized to file this Lease as a security agreement in lieu of a financing statement, to file financing statements without the signature of Lessee, with copies to Lessee, and to execute financing statements on behalf of Lessee. Lessee will pay all costs of filing financing statements with respect to this Lease, including without limitation documentary stamp taxes. Lessee will cause Lessor’s interest in the Equipment to be noted on any certificate of title relating to the Equipment.

26. Power of Attorney. Lessee hereby irrevocably appoints Lessor, its officers, employees and agents, or any of them, as attorneys-in-fact for Lessee with full power and authority in the place and stead of Lessee and in the name of Lessee or its own name from time to time in Lessor’s discretion, to (a) execute financing statements relating to the Equipment, (b) execute applications for certificates of title or notices of lien relating to titled Equipment, (c) endorse checks, drafts or other instruments drawn by the issuer of insurance covering the Equipment or (d) execute and deliver any writing and take any other actions that the Lessor deems necessary or desirable to perfect or protect Lessor’s interests under this Lease. This power is coupled with an interest and if Lessee is a natural person shall not be affected by any subsequent disability of the Lessee.

27. Enforceability. This Lease shall be binding upon Lessee’s successors and assigns and shall be enforceable by Lessor’s successors and assigns.

28. Waivers; Changes in Writing. No course of dealing nor any omission, failure or delay of the Lessor in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Lessee expressly disclaims any reliance on any course of dealing or usage of trade or oral representation of the Lessor and agrees that none of the foregoing shall operate as a waiver of any right or remedy of the Lessor. No notice to or demand on the Lessee in any case shall entitle the Lessee to any other or further notice or demand in similar or other circumstances. No waiver of any provision of this Lease or consent to any departure by the Lessee therefrom shall in any event be effective unless made specifically in writing by the Lessor and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No modification to any provision of this Lease shall be effective unless made in writing in an agreement signed by the Lessee and the Lessor.

29. No Commitment; Lessor’s Right to Terminate Commitments. This Master Equipment Lease is not a legal commitment to lend and Lessor shall have no obligation to enter into any Schedule unless (1) Lessor has issued a specific commitment for such Schedule, (2) no Event of Default or any event which with lapse of time or notice, or both, would become an Event of Default exists with respect to any agreement or other obligation of Lessee in any capacity to Lessor or any of its Affiliates in any capacity, and (3) none of the following has occurred: (a) there has been a material adverse change in Lessee’s financial position or credit standing as determined by Lessor in its sole discretion; (b) the Equipment fails to be delivered and accepted by Lessee before the commitment expires; (c) Lessee or any Guarantor fails to cause its counsel to deliver on its behalf any legal opinion requested by the Lessor; (d) Lessee fails to deliver evidence satisfactory to Lessor that Lessee has obtained and will maintain in force during the Lease Term all federal, state and local permits, licenses and approvals necessary for the acquisition, transportation, operation and maintenance of the Equipment, including without limitation disposal of all associated wastes and by-products and protection of operators and other persons in the vicinity of the Equipment; or (e) any other condition specified in the Schedule has not been fulfilled. Immediately upon Lessor’s termination or rejection of a Schedule or commitment based on this section, Lessee will return, and reimburse Lessor on demand for all sums disbursed by Lessor with respect to, the Equipment and proposed Schedule, including without limitation all Lessor’s attorneys’ fees and disbursements, whereupon, if Lessee is not in default with respect to any agreement with Lessor, Lessor will transfer to Lessee without warranty or recourse any rights Lessor may have with respect to the Equipment.

30. Software License; Service Financing. To the extent that any Schedule includes Software:

(a)
Lessee acknowledges that (i) all Software listed on any Schedule, or incorporated as a component of any Equipment listed in a Schedule, is governed by separate software license agreement(s) between Lessee and manufacturer(s) or vendor(s) of the Software, solely in its (their) capacity as licensor of such Software (the “Licensor”) relating to Software (the “License Agreement”) governing Lessee’s rights thereto, (ii) the Lease does not convey any explicit or implicit license for the use of the Software or other intellectual property relating to the Equipment, and (iii) Lessor does not hold title to any Software and Lessee is or shall be the licensee of such Software directly from the Licensor.

(b)
Lessee shall not amend, modify or otherwise alter, any term or condition of any the License Agreement, including, without limitation, any such term or condition related to (i) payment of any amounts due thereunder, (ii) any liabilities or obligations of Lessee as licensee, (iii) the payment of late fees on past due amounts, or (iv) the payment of applicable taxes; provided, however, that this provision shall not apply to those terms and conditions relating solely to amounts owing to Licensor which have not been financed under the Lease.

31. Entire Agreement. This Lease (including the Schedules and Riders) constitutes the entire agreement between Lessor and Lessee relating to the Equipment and supersedes all prior dealings. This Lease may be amended only in a writing signed by both parties.

32. Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Lessee (at 1 Lethbridge Plaza, Route 17 North, Suite 20, Mahwah, NJ 07430, or as hereinafter notified by Lessee, in writing), with a copy to Margo Bader, Esq, 1 Lethbridge Plaza, Route 17 North, Suite 20, Mahwah, NJ 10430, and to Robert L. Blessey, Esq, 51 Lyon Ridge Road, Katonah, NY 10536, or to the Lessor (at the address on page one and separately to the representative of the Lessor responsible for Lessee’s relationship with the Lessor at the address provided by Lessor). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Lessee and the Lessor. Lessee shall immediately notify Lessor and any assignee of any change in the location of the Equipment or in Lessee’s address, name, management, financial condition or form of organization. Time is of the essence with regard to all Notices.

33. Generally Accepted Accounting Principles. Any financial calculation to be made, all financial statements and other financial information to be provided, and all books and records, system of accounting and reserves to be kept in connection with the provisions of this Lease, shall be in accordance with generally accepted accounting principles consistently applied during each interval and from interval to interval; provided, however, that in the event changes in generally accepted accounting principles shall be mandated by the Financial Accounting Standards Board or any similar accounting body of comparable standing, or should be recommended by Lessee's certified public accountants, to the extent such changes would affect any financial calculations to be made in connection herewith, such changes shall be implemented in making such calculations only from and after such date as Lessee and the Lessor shall have amended this Lease to the extent necessary to reflect such changes in the financial and other covenants to which such calculations relate.

34. Cumulative Nature and Non-Exclusive Exercise of Rights and Remedies. All rights and remedies of the Lessor pursuant to this Lease shall be cumulative, and no such right or remedy shall be exclusive of any other such right or remedy. No single or partial exercise by the Lessor of any right or remedy pursuant to this Lease or otherwise shall preclude any other or further exercise thereof, or any exercise of any other such right or remedy, by the Lessor.

35. Governing Law; Jurisdiction. This Lease has been delivered to and accepted by the Lessor and will be deemed to be made in the State of New York. Except as otherwise provided under federal law, this Lease will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. LESSEE HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK IN A COUNTY OR JUDICIAL DISTRICT WHERE THE LESSOR OR ANY OF ITS AFFILIATES MAINTAINS A BRANCH AND CONSENTS THAT THE LESSOR MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT LESSEE’S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS LEASE WILL PREVENT THE LESSOR FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST LESSEE INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF LESSEE WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Lessee acknowledges and agrees that the venue provided above is the most convenient forum for both the Lessor and Lessee. Lessee waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Lease.

36. Additional Waivers by Lessee. Lessee  (a) waives personal service of process and subpoenas, (b) consents to the service of process and subpoenas by registered or certified mail, return receipt requested, directed to the Lessee’s last known address (or such other address as Lessee may notify Lessor), with such service deemed complete five days after mailing, (c) waives any right to assert any counterclaim or setoff or any defense based upon any statute of limitations or any claim of laches, (d) waives its right to attack any final judgment that is obtained as a direct or indirect result of any such action and (e) consents to each such final judgment being sued upon in any court having jurisdiction. LESSEE WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED BY UCC ARTICLE 2A SECTIONS 505-522, INCLUDING WITHOUT LIMITATION ANY RIGHTS TO (a) CANCEL OR REPUDIATE THE LEASE, (b) REJECT OR REVOKE ACCEPTANCE OF THE EQUIPMENT, (c) RECOVER DAMAGES FROM THE LESSOR FOR BREACH OF WARRANTY OR FOR ANY OTHER REASON, (d) CLAIM A SECURITY INTEREST IN ANY REJECTED EQUIPMENT IN LESSEE’S POSSESSION OR CONTROL, (e) DEDUCT FROM RENT ALL OR ANY PART OF ANY CLAIMED DAMAGES RESULTING FROM THE LESSOR’S DEFAULT UNDER THE LEASE, (f) ACCEPT PARTIAL DELIVERY OF THE EQUIPMENT, (g) RECOVER FROM LESSOR OR ASSIGNEE ANY GENERAL, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES FOR ANY REASON WHATSOEVER, AND (h) SPECIFIC PERFORMANCE, REPLEVIN OR THE LIKE FOR ANY OF THE EQUIPMENT. Lessee also waives any statutory right it may have now or in the future to require the Lessor to sell or re-lease the Equipment or otherwise to mitigate damages.

37. Interpretation. Unless the context otherwise clearly requires, references to plural includes the singular and references to the singular include the plural; references to “individual” shall mean a natural person and shall include a natural person doing business under an assumed name (e.g., a “DBA”); the word “or” has the inclusive meaning represented by the phrase “and/or”; the word “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; and captions or section headings are solely for convenience and not part of the substance of this Lease. Any representation, warranty, covenant or agreement herein shall survive execution and delivery of this Lease and shall be deemed continuous. Each provision of this Lease shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If any provision nevertheless is held invalid, the other provisions shall remain in effect. The Lessee agrees that in any legal proceeding, a photocopy of this Lease kept in the Lessor’s course of business may be admitted into evidence as an original. The captions in this Lease are for convenience only.

38. Waiver of Jury Trial. The Lessee and the Lessor hereby knowingly, voluntarily, and intentionally waive any right to trial by jury the Lessee and the Lessor may have in any action or proceeding, in law or in equity, in connection with this Lease or any transactions related hereto. The Lessee represents and warrants that no representative or agent of the Lessor has represented, expressly or otherwise, that the Lessor will not, in the event of litigation, seek to enforce this jury trial waiver. The Lessee acknowledges that the Lessor has been induced to enter into this Lease by, among other things, the provisions of this Section.

39.  Joint and Several Liability. If there is more than one Lessee, each of them shall be jointly and severally liable under this Lease and any Schedule entered into hereunder and the term “Lessee” shall include each as well as all of them.

Acknowledgment. LESSEE ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS ALL THE PROVISIONS OF THIS LEASE, INCLUDING THE GOVERNING LAW, JURISDICTION AND WAIVER OF JURY TRIAL, AND HAS BEEN ADVISED BY COUNSEL AS NECESSARY OR APPROPRIATE.

LESSEE ALSO ACKNOWLEDGES THAT ONLY LESSOR’S ORIGINAL OF EACH EQUIPMENT SCHEDULE CONSTITUTES CHATTEL PAPER FOR PURPOSES OF THE UNIFORM COMMERCIAL CODE. NO SECURITY INTEREST CAN BE PERFECTED BY POSSESSION OF ANY OTHER COUNTERPART.

Date: November 5, 2007 LESSEE:	Accepted on: November 5, 2007 LESSOR:

PREMIER ONCOLOGY MANAGEMENT OF NASSAU, LLC	M&T CREDIT SERVICES, LLC

By: /s/ David R. Greenblatt David R. Greenblatt, M.D. Managing Member	By: /s/ Rosemarie Nucci Rosemarie Nucci Banking Officer